Exhibit 99.1

Nurix Therapeutics Announces Appointment of Robert Tjian as Chairman of Scientific Advisory Board and His Resignation from the Board of Directors

SAN FRANCISCO, Oct. 26, 2020 (GLOBAL NEWSWIRE) — Nurix Therapeutics, Inc. (Nasdaq: NRIX), today announced that, based on his desire to lead Nurix’s Scientific Advisory Board, Robert Tjian, Ph.D. has resigned from the Company’s Board of Directors effective November 1, 2020. Dr. Tjian (“Tij”) has served as a member of our Board of Directors since November 2016. Dr. Tjian will continue to provide guidance and advice to Nurix in his new role as Chairman of Nurix’s Scientific Advisory Board.

“I have been impressed with the scientific achievements the Nurix team has made in both basic and translational science around E3 ligases, an extremely challenging target class,” said Dr. Tjian. “From the early days when I first initiated the discussion around the formation of Nurix with my colleagues Micha Rape and John Kuriyan at the University of California, Berkeley and Art Weiss at the University of California, San Francisco, to our now much anticipated initiation of clinical trials for our first drug candidates, Nurix has been and will continue advancing on an exciting scientific and medical journey to bring potential breakthrough therapies to patients with cancer deploying powerful new disease modifying modalities.”

“On behalf of the entire Nurix team, I would like to thank Tij for his service over the past four years and his continued commitment to Nurix in his new role as Chairman of our Scientific Advisory Board” said Arthur Sands, M.D., Ph.D., president and chief executive officer of Nurix. “Tij will continue to be the scientific North Star for Nurix as we explore the E3 ligase drug discovery space to bring targeted protein modulation drugs into clinical trials.”

About Nurix Therapeutics, Inc.

Nurix Therapeutics is a biopharmaceutical company focused on the discovery, development, and commercialization of small molecule therapies designed to modulate cellular protein levels as a novel treatment approach for cancer and immune disorders. Leveraging Nurix’s extensive expertise in E3 ligases together with its proprietary DNA-encoded libraries, Nurix has built DELigase, an integrated discovery platform to identify and advance novel drug candidates targeting E3 ligases, a broad class of enzymes that can modulate proteins within the cell. Nurix’s drug discovery approach is to either harness or inhibit the natural function of E3 ligases within the ubiquitin proteasome system to selectively decrease or increase cellular protein levels. Nurix’s wholly owned pipeline comprises targeted protein degraders of Bruton’s tyrosine kinase, a B-cell signaling protein, and inhibitors of Casitas B-lineage lymphoma proto-oncogene-B, an E3 ligase that regulates T cell activation. Nurix is headquartered in San Francisco, California. For more information, please visit http://www.nurix.com.

Forward Looking Statement

Any statements made in this press release relating to future business performance, conditions, plans, prospects, trends, or strategies and other business matters, including statements regarding our plans with respect to finding a highly qualified independent board member for Nurix’s board of directors and our ability to advance multiple wholly owned drugs into clinical development are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to the Company may identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations, and assumptions regarding the future of the Company’s business, future plans and strategies, its development plans, its preclinical results and other future conditions. Although we believe the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Readers are cautioned that actual results, levels of activity, performance or events and circumstances could differ materially from those expressed or implied in our forward-looking statements due to a variety of factors, including the risks and uncertainties described under the heading “Risk Factors” in our final prospectus pursuant to Rule 424(b)(4) filed with the Securities and Exchange Commission (SEC) on July 24, 2020, our Quarterly Report on Form 10-Q filed with the SEC on October 14, 2020 and other SEC filings. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein.

Contacts:

Investors:

Jason Kantor

Nurix Therapeutics, Inc.

jkantor@nurixtx.com

Media:

Cherilyn Cecchini, M.D.

LifeSci Communications

ccecchini@lifescicomms.com